Exhibit 99.1



Press Release                                                  Source: RADVISION

RADVISION Acquires Intellectual Property and Key Developer Assets of VisionNex of China

Tuesday September 7, 6:30 am ET

FAIR LAWN, N.J.--(BUSINESS WIRE)--Sept. 7, 2004--RADVISION (Nasdaq:RVSN - News)

Combination of VisionNex and RADVISION Technologies Has Enabled Delivery of Scalable IP Multimedia Communications Architecture

RADVISION (Nasdaq:RVSN - News), a leading provider of integrated video, voice, and data collaboration solutions for enterprises and service providers, today announced that it has acquired intellectual property and key developer assets from VisionNex Technologies, Inc. (Beijing), a Beijing, China-based company focused on the development of advanced scheduling, resource management, and firewall solutions for a broad range of voice and video communications applications. In conjunction with this transaction, a number of key employees from VisionNex have agreed to join RADVISION and will form the core of a new RADVISION China office based in Beijing. Terms of the transaction have not been disclosed.

Prior to this acquisition RADVISION had licensed VisionNex's VCS middleware platform as an underlying technology in the Company's powerful suite of scheduling and resource management tools. With this acquisition RADVISION now owns intellectual property and technology that will form the core of its next generation of iVIEW middleware tools - crucial components that will deliver enhanced simplicity, powerful resource and user management, seamless integration into existing workflow applications such as Microsoft Office 2003, and the distributed scalability necessary to support thousands of desktop and meeting room end points in a single network.

The acquisition also provides RADVISION with VisionNex's advanced firewall solution as well as a strong Beijing-based programming team uniquely suited to support RADVISION's expanding operations in China as well as bring new enhancements to the Company's industry-leading IP-based visual communications solution - both specifically designed for the custom needs of the Chinese market as well as new products and features for RADVISION's global portfolio of multimedia communication solutions. This group will also serve as a highly-competent Professional Services team, providing RADVISION clients with custom services for developing IP-based communications products based on RADVISION solutions.

"As the visual communications paradigm became increasingly integrated with the larger IT infrastructure, we found ourselves focusing more and more on providing intuitive middleware solutions that hid the complexity of the platform and provided one-click scheduling, one-click call initiation (through Instant Messaging), and intuitive resource and network administration for the IT manager," said Gadi Tamari, CEO of RADVISION. "RADVISION's award-winning infrastructure components (MCU, gateway, data collaboration, etc.), when combined with advanced middleware solutions such as those we have developed in-house and are acquiring from VisionNex, now enable IT managers to deliver multimedia services over their IP network in a way that is both intuitive and easy-to-use for desktop and meeting room video users while, at the same time, ensuring uncompromised network quality and security."

According to Killko Caballero, Senior Vice President of RADVISION's Enterprise Strategy Group, the addition of key VisionNex developers to RADVISION's existing development team will also provide the company with further resources to devote to RADVISION's already popular IMfirst(TM) solution. "Our award-winning IMfirst solution, which provides Microsoft Office 2003 users with IM-based multipoint and multi-device video, voice, and data communication/collaboration functionality, is rapidly gaining traction in every market we serve. This is a potentially sizeable growth area for RADVISION. By augmenting our development team with the VisionNex developers, we expect to accelerate the speed at which we develop and deliver new products and enhancements for desktop communications and collaboration."




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About RADVISION

RADVISION (Nasdaq:RVSN - News) is the leading provider of products and technologies for videoconferencing, desktop multimedia communication, video telephony, and the development of converged voice, video and data over IP and 3G. RADVISION offers networking systems and protocol toolkits that enable enterprises, equipment vendors, and service providers to develop and deploy converged networks, services and technologies. For more information please visit our website at www.radvision.com

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders and other risks detailed from time to time in RADVISION's filings with the Securities Exchange Commission, including RADVISION's Form 10-K Annual Report. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.

__________________
Contact:
     Corporate Contacts:
     RADVISION
     Tsipi Kagan, 201-689-6340
     cfo@radvision.com
     or
     Peter Benedict, 201-689-6311
     pr@radvision.com
     or
     Investor Relations:
     Comm-Partners LLC
     June Filingeri, 203-972-0186
     junefil@optonline.net